Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-204282) of Paramount Global of our report dated June 29, 2022 relating to the financial statements and supplemental schedules of Paramount Global 401(k) Plan (fka CBS 401(k) Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 29, 2022